Exhibit 4.12

股权转让协议

SHARE TRANSFER AGREEMENT

本《股权转让协议》（以下简称“本协议”）由以下各方，为本协议之目的，于 2018 年 3 月 30日签署：

THIS SHARE TRANSFER AGREEMENT (hereinafter referred to as “Agreement”) is made and entered into for the purpose of this Agreement on 30th Mar 2018 by and between:

甲方：Plastec International Holdings Limited

授权代表：恽黎明

注册地址：Sea Meadow House, Blackburne Highway, (P.O. Box 116), Road Town, Tortola, British Virgin Islands

Plastec International Holdings Limited (hereinafter referred to as “Party A”), a company organized and validly existing under the laws of the British Virgin Islands, with its registered office at Sea Meadow House, Blackburne Highway, (P.O. Box 116), Road Town, Tortola, British Virgin Islands, and the authorized representative of which is Mr. YUN Liming; and

乙方：Viewmount Developments Limited

授权代表：SZE-TO Kin Sun

注册地址：Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands

Viewmount Developments Limited (hereinafter referred to as “Party B”), a company organized and validly existing under the laws of the British Virgin Islands, with its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands, and the authorized representative of which is Mr. SZE-TO Kin Sun.

以上甲方、乙方单独称为“一方”，合称“双方”。

Each of the parties listed above is referred to herein individually as a “Party” and collectively as the “Parties”.

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鉴于：

WHEREAS:

1、甲方为一家依据英属维尔京群岛法律注册成立并有效存续的有限公司，其母公司为上海永利带业股份有限公司。

Party A is a limited liability company organized and existing under the laws of the British Virgin Islands, which is wholly owned by Shanghai YongLi Belting Co., Ltd..

2、乙方为一家依据英属维尔京群岛法律注册成立并有效存续的有限公司，合法持有标的公司Sun Ngai Industries（HK）Co., Limited（新艺工业（香港）有限公司，以下简称“新艺工业”）及Ever Ally Developments Limited（永协发展有限公司，以下简称“永协发展”）100%已发行的股权，乙方持有新艺工业、永协发展及其附属公司的情况详见本协议附件一。

Party B is a limited liability company organized and existing under the laws of the British Virgin Islands, and legally holds 100% of the issued shares of Sun Ngai Industries (HK) Co., Limited (新艺工业（香港）有限公司, hereinafter referred to as “Sun Ngai Industries” ) and Ever Ally Developments Limited (永协发展有限公司, hereinafter referred to as “Ever Ally Developments”). Details of holding of Sun Ngai Industries and Ever Ally Developments, together with their subsidiaries, by Party B are set out in the Exhibit I of this Agreement.

以上新艺工业及永协发展合称“标的公司”。

Sun Ngai Industries and Ever Ally Developments mentioned above shall be referred to herein collectively as the “Target Companies”.

3、甲方拟收购乙方持有的标的公司100%已发行股权。甲、乙双方已就上述股权收购事宜进行协商并达成如下条款及条件。

Party A intends to purchase 100% issued shares of the Target Companies held by Party B. Party A and Party B have negotiated and agreed on the terms and conditions below in connection with the aforesaid transaction.

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为此，双方现特签订本协议并共同信守。

THEREFORE, the Parties now execute this Agreement for all Parties’ observance.

第一条 交易标的股权

Article 1 Target Shares of the Transaction

1.1乙方拟转让的标的股权为：乙方持有新艺工业及永协发展100%已发行股权（以下有关之股权及交易分别合称“标的股权”及简称“交易”）。

The target shares to be transferred by Party B are: 100% issued shares of Sun Ngai Industries and Ever Ally Developments held by Party B (the relevant shares and transaction shall, respectively, be referred to herein collectively as “Target Shares” and the “Transaction”).

第二条 定价依据、交易对价

Article 2 Pricing Basis and the Consideration

2.1根据甲方母公司上海永利带业股份有限公司与乙方母公司Plastec Technologies, Ltd.于2015年11月14日签署的《关于Plastec International Holdings Limited之股权转让协议》的条款及精神，经友好协商，各方一致同意，以乙方实际投入标的公司的经审计的原始货币资金总金额作为对价收购标的股权。

In accordance with the terms and spirits of SHARE TRANSFER AGREEMENT In connection with 100% Shares of Plastec International Holdings Limited signed by Party A’s parent company, Shanghai YongLi Belting Co., Ltd., and Party B’s parent company, Plastec Technologies, Ltd., on November 14, 2015, the Parties, through friendly negotiations, have agreed that Party A shall purchase the Target Shares for a consideration equivalent to the aggregate of the actual registered capitals injected by Party B into the Target Companies, as audited.

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2.2根据大华会计师事务所（特殊普通合伙）于2018年3月26日出具的《新艺工业（香港）有限公司审计报告》（大华审字 [2018] 003677号）及《永协发展有限公司审计报告》（大华审字[2018] 003678号，以下有关之审计报告合称“审计报告”），截至2017年12月31日，乙方实际投入新艺工业的原始货币资金金额为港币70,000元，实际投入永协发展的原始货币资金金额为1美元。经双方友好协商，新艺工业及永协发展的100%已发行股权转让总价款分別为港币70,000元 及1美元（以下合称“对价”）。

In accordance with the Audit Report of Sun Ngai Industries (HK) Co., Limited (Da Hua Shen Zi [2018] No. 003677) and Audit Report of Ever Ally Developments Limited (Da Hua Shen Zi [2018] No. 003678) issued on March 26, 2018 by Da Hua Certified Public Accountants (Special General Partnership) (the relevant audited reports shall be referred to herein collectively as the “Audited Reports”), as of December 31, 2017, the actual registered capital injected into Sun Ngai Industries by Party B is HK$70,000, the actual registered capital injected into Ever Ally Developments by Party B is US$1. Following further negotiations between the Parties, the total prices for the transfers of 100% issued shares of Sun Ngai Industries and Ever Ally have been agreed to be HK$70,000 and US$1, respectively (hereinafter collectively referred to as the “Consideration”).

第三条 对价支付及股权交割

Article 3 Payment of Consideration and Closing

3.1甲方在第四条中的所有交割条件满足后90日内一次性向乙方支付本协议第二条规定的对价，并应在该期限内根据审计报告项下之财务报表附注十所确认的数据一次性向乙方支付，截至2018年3月26日标的公司对乙方的全部应付款项（包括但不限于股东贷款），总额为港币258,910,000元；

Party A shall pay Party B the Consideration (as sets forth in Article 2) and pay Party B all accounts payables (including but not limited to the shareholder loans) which the Target Companies owe to Party B in accordance with the amounts as confirmed in note numbered 10 to the financial statements under the Audited Reports, totaling HK$258,910,000 as of March 26, 2018, fully and in one go within 90 days after all the closing conditions, set forth in Article 4 herein, have been satisfied.

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3.2双方同意，乙方收到对价后30日内完成交易的交割，使甲方在交割日登记成为标的公司的唯一股东（以下简称“标的股权交割”，完成标的股权交割的当日为“股权交割日”）。交割后，甲方持有标的公司及其附属公司的情况详见本协议附件二。

The Parties agree that closing of the Transaction shall be completed within 30 days after the receipt of the Consideration by Party B, so that on the date of closing Party A be registered as the sole shareholder of the Target Companies (hereinafter referred to as “Closing” and the date on which Closing shall take place as “Closing Date”). Details of holding of the Target Companies, together with their subsidiaries, by Party A after Closing are set out in the Exhibit II of this Agreement.

第四条 本协议的交割条件

Article 4 Closing Conditions

4.1双方同意，本协议下的交割受限于下列先决条件的满足：

The Parties agree that Closing contemplated hereby shall be subject to the satisfaction of the following conditions precedent:

（1）	本协议及本次交易所需的相关文件已经各方或相关方依法签署；

The Parties and any relevant parties have signed this Agreement and all the relevant documents of the Transaction in accordance with law;

（2）	甲方母公司上海永利带业股份有限公司董事会会议和股东大会审议通过本次交易；

The Transaction has been considered and approved both at the board of directors meeting and at the shareholders’ meeting of Party A’s parent company, Shanghai YongLi Belting Co., Ltd.;

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（3）	乙方/乙方母公司Plastec Technologies, Ltd.董事会审议通过本次交易。

The Transaction has been considered and approved by the board of directors of Party B and Party B’s parent company, Plastec Technologies, Ltd.

4.2如本次交易交割前，本次交易适用的法律予以修订，双方以届时生效的法律、法规为准调整本次交易交割的先决条件。

If, prior to Closing of the Transaction, any laws applicable to the Transaction have been amended, the Parties shall in that case vary the conditions precedent to Closing of the Transaction in accordance with the applicable laws and regulations as in force at the time.

第五条 权利义务的转移

Article 5 Transfer of Rights and Obligations

5.1自股权交割日起，乙方基于交易标的股权所享有和/或承担的一切权利和/或义务转移由甲方享有和/或承担；

As from the Closing Date, all rights and/or obligations arising from the Target Shares entitled and/or liable to by Party B shall be transferred to, and be entitled to and assumed by, Party A.

5.2上述权利包括基于交易标的股权而产生的表决权、红利分配权、剩余财产分配权以及其它法律规定和章程赋予的权利。

The rights set forth in Article 5.1 include voting rights, dividends distribution rights, residual assets distribution rights and any other rights in accordance with any applicable laws and articles of association arising from the Target Shares.

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5.3 双方确认，本协议签署时标的公司及其附属公司的董事、监事及员工，在本次股权交割后，将按照原董事、监事聘任文件或其与标的公司或其附属公司已签署的《劳动合同》约定继续留任。

The Parties confirm that all current directors, supervisors and employees of the Target Companies and their subsidiaries shall remain in their office after Closing, pursuant to the appointment documents for directors and supervisors that are in force or the labor contracts for employees signed by/with the Target Companies or their subsidiaries.

第六条 甲方的声明与保证

Article 6 Representations and Warranties of Party A

6.1 甲方具有必要的权利和授权签署本协议及履行本协议订明的各项义务；不会因甲方无权签署本协议而导致本协议无效；

Party A has all requisite power and authority to enter into and to perform its obligations under this Agreement. Party A represents and warrants that this Agreement shall not be rendered ineffective for want of authority on the part of Party A to enter into this Agreement;

6.2 签署和履行本协议，没有且不会违反对甲方有约束力的任何合同或其他法律文件；

The entering into and implementation of this Agreement do not and shall not violate any contracts or legal documents as enforceable against Party A;

6.3 甲方及其聘请的中介机构已对标的公司及其附属公司完成其所认为必要的尽职调查，且甲方无条件同意于股权交割日按照届时状态（包括但不限于工厂建设、设施设备、员工聘用等）接受该等公司。

Party A and any intermediaries engaged by it have completed all necessary due diligence investigations upon the Target Companies and their subsidiaries as they deemed appropriate. Party A agrees unconditionally to take over the Target Companies and their subsidiaries on an “as is where is” basis (including but not limited to the construction of factory, the factory facilities and equipment and employment relationship) on the Closing Date.

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第七条 乙方的声明与保证

Article 7 Representations and Warranties of Party B

7.1乙方具有必要的权利和授权签署本协议及履行本协议订明的各项义务，不会因乙方无权签署本协议而导致本协议无效；

Party B has all requisite power and authority to enter into and to perform its obligations under this Agreement. Party B represents and warrants that this Agreement shall not be rendered ineffective for want of authority on the part of Party B to enter into this Agreement;

7.2签署和履行本协议，没有且不会违反对乙方有约束力的任何合同或其他法律文件；

The entering into and implementation of this Agreement do not and shall not violate any contracts or legal documents as enforceable against Party B;

7.3乙方保证标的公司不存在向第三方提供的对外担保、税务纠纷和帐外债务，如发现有股权交割日以前的对外担保、税务纠纷和帐外债务的情形给标的公司造成的损失，全部由乙方承担；

Party B represents and warrants that the Target Companies have not given any guarantees to any third parties, not been subject to any tax disputes or off-balance sheet debts. If there exists any of the foregoing prior to the Closing Date resulting in any losses and damages to the Target Companies, Party B shall be fully responsible therefor;

7.4乙方向甲方及其聘请的中介机构提供的资料、文件及数据均是真实、准确、完整的，并无重大隐瞒、遗漏、虚假或误导之处；

The documents, materials and information provided by Party B to Party A and any intermediaries engaged by Party A are true, accurate and complete without material concealment or omission, not false or misleading;

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7.5乙方保证其合法持有且有权转让标的股权，标的股权上未附带任何抵押、质押、留置、查封、冻结或其他任何限制转让的情形，且未因拥有标的股权受到诉讼或行政处罚。

Party B represents and warrants that it is the legal owner of the Target Shares and is entitled to transfer the Target Shares. The Target Shares are not subject to any mortgages, pledges, liens, sequestration, Mareva process or any encumbrances preventing their transfers, and are not subject to any lawsuit or administrative penalties arising from its ownership of the Target Shares.

第八条 有关税费的承担

Article 8 Taxes

8.1因签订和履行本协议而发生的各种税费，双方应按照有关法律的规定分别承担。

Each Party shall be respectively responsible for its tax liability incurred in entering into and performance of the Agreement pursuant to applicable law.

第九条 违约责任

Article 9 Breaches

9.1除不可抗力原因以外，任何一方不履行或不及时、不适当履行本协议项下其应履行的任何义务，或违反其在本协议项下作出的任何陈述、保证或承诺，即构成违约，应按照法律规定承担相应法律责任。

Unless caused by Force Majeure, any Party that fails to perform or fails to timely or properly perform any of its obligations, or is in breach of any representations, warranties or undertakings under this Agreement shall be in breach of the Agreement, and shall be liable therefor in accordance with law.

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第十条 不可抗力

Article 10 Force Majeure

10.1 “不可抗力”指本协议生效日后发生的、阻碍本协议一方履行其全部或部分义务的、本协议一方无法控制、不可预见、不可避免或不可克服的所有事件，包括地震、台风、水灾、火灾、战争、政府行为或任何其他不可预见的、不可避免或不可控制的事件；

Force majeure means any event unforeseen by any party, unavoidable, uncontrollable and insurmountable to such party occurring after this Agreement shall become effective, which prevents any party to this Agreement from performing all or any of its obligations hereunder, including earthquake, typhoon, flood, fire, war, governmental action or other unforeseen, unavoidable or uncontrollable events;

10.2任何一方由于不可抗力且自身无过错造成的部分或者全部不能履行本协议的义务将不视为违约，但该方应在条件允许的情况下采取一切必要的补偿措施，以减少因不可抗力造成的损失；

Any Party, not at fault of its own, shall not be regarded as to be in breach of this Agreement if the non-performance of all or any of its obligations hereunder is caused by force majeure; and if circumstances permit, such Party shall take all necessary remedial steps in order to mitigate losses caused by force majeure;

10.3 遇有不可抗力的一方，应在事件发生之日起三个工作日内，将事件的发生情况以书面形式通知对方，并应在事件发生后十五个工作日内，向对方提供不可抗力的详情，以及不能履行、或者部分不能履行、或者需要全部或部分延期履行理由的有效证明。按其对本协议的影响程度，双方协商决定是否解除本协议、或者免除履行本协议之相关部分、或者延期履行本协议。

In event of force majeure, the Party so affected shall notify the other Party of such an event in writing within 3 business days from the date of its occurrence, and also provide the other Party with details of force majeure and valid proof of reasons for its inability to perform or delay in performing this Agreement, whether in whole or in part, within 15 business days from the date of its occurrence. Depending on the extent to which this Agreement might be affected by force majeure, the Parties shall, through friendly negotiations, decide whether or not to terminate this Agreement or to exempt performance of certain part of this Agreement or to delay in performing this Agreement.

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第十一条 适用法律与争议解决

Article 11 Governing Law and Dispute Resolution

11.1本协议的订立、执行、效力及解释均适用中华人民共和国法律；

The execution, performance, effectiveness and interpretation of this Agreement shall be governed by and construed in accordance with the law of PRC;

11.2凡因本协议所发生的或与本协议有关的任何争议，双方应争取以友好协商方式迅速解决。当事方协商未果时，任何一方均可将该争议提交中国国际经济贸易仲裁委员会按照届时适用的仲裁规则在北京以仲裁方式解决。仲裁裁决将是终局的、对争议各方均有约束力。

Both Parties shall seek to resolve any differences arising out of or relating to this Agreement expeditiously through friendly negotiations, failing which, any Party may refer the differences to China International Economic and Trade Arbitration Commission in Beijing for arbitration in accordance with the arbitration rules applicable and in force at the time. The arbitration award shall be final and binding on all Parties.

第十二条 生效、修改

Article 12 Effectiveness and Amendment

12.1本协议经双方授权代表签署并加盖公章后成立，并经甲方母公司上海永利带业股份有限公司董事会会议及股东大会以及乙方/乙方母公司Plastec Technologies, Ltd.各自董事会批准之日起生效。

This Agreement shall be established upon its execution by authorized representatives of each Party and shall become effective on the date on which this Agreement has been approved of at the board of directors meeting and at the shareholders’ meeting of Party A’s parent company, Shanghai YongLi Belting Co., Ltd., and by the board of directors of Party B and Party B’s parent company, Plastec Technologies, Ltd.; whichever happens last.

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12.2本协议的任何修改均应经各方协商一致后，以书面方式进行，并经各方签署后方可生效。

This Agreement may be altered or amended by mutual consents of Parties hereto by an instrument in writing signed by the Parties.

第十三条 其他

Article 13 Miscellaneous

13.1除非各方另有书面约定，否则任何一方在未经其他方事先书面同意之前，不得向第三方全部或部分转让本协议或本协议项下的任何权利、利益或义务。

Unless otherwise agreed by all Parties in writing, no Party shall assign all or part of this Agreement or any of its rights, benefits or obligations hereunder to any third party without prior written consent of the other Parties.

13.2本合同内容以中英文两种语言书写，若有冲突，以中文版为准。

This Agreement shall be written in both English and Chinese. In the event that there is any inconsistence between the English and Chinese version of the Agreement, the Chinese version shall prevail.

13.3本协议一式四份，每份具有同等法律效力。双方各执一份，其余用于办理相关审批、登记或备案手续。

This Agreement shall be executed in four original sets, each of which shall have the same legal effect. Each party shall have one original set and the rest shall be used for relevant approvals, registrations or record putting purposes.

（以下无正文，为附件及签字页。）

[Exhibits and Signature Page to Follow]

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（《股权转让协议》之签署页）

[Signature Page of the Share Transfer Agreement]

甲方：Plastec International Holdings Limited（盖章）
Party A: Plastec International Holdings Limited (Seal)

授权代表（签字）：
Authorized Representative (Sign):	/s/ YUN LiMing
签署地点：
Place of Signing: Shanghai
日期：
Date: March 30, 2018

乙方：Viewmount Developments Limited（盖章）
Party B: Viewmount Developments Limited (Seal)

授权代表（签字）：
Authorized Representative (Sign):	/s/ SZE-TO Kin Sun
签署地点：
Place of Signing: Shanghai
日期：
Date: March 30, 2018

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附件一：乙方持有标的公司股权结构图

Exhibit I: Corporate Chart depicting Party B’s holding in the Target Companies

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附件二：交割后甲方持有标的公司股权结构图

Exhibit II: Corporate Chart depicting Party A’s holding in the Target Companies after Closing

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